Exhibit 4.3


                            SECOND AMENDMENT TO THE
                               RIGHTS AGREEMENT

         THIS SECOND AMENDMENT TO THE RIGHTS AGREEMENT (this "Amendment"), dated as of September 16, 2001, is made by and between American Water Works Company, Inc., a Delaware corporation (the "Company"), and Fleet National Bank (formerly known as BankBoston N.A.), a national banking association, as Rights Agent (the "Rights Agent"). The Company and the Rights Agent may be individually referred to herein as a "Party" and, collectively, as the "Parties".

                                  Background

          A. The Parties entered into a Rights Agreement, dated as of February 18, 1999, as amended by the First Amendment to the Rights Agreement, dated as of June 1, 2000 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

          B. The Company, RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor ("Parent"), and Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended or supplemented from time to time, the "Merger Agreement"), pursuant to which Sub shall be merged with and into the Company with the Company surviving the merger.

          C. Parent and certain stockholders of the Company, in connection with the Merger Agreement are entering into that certain Voting Agreement, dated as of the date hereof (as amended or supplemented from time to time, the "Voting Agreement").

          D. The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is advisable and in the best interests of the Company and its stockholders.

          E. Pursuant to Section 27 of the Agreement, the Company has directed the Rights Agent to join this Amendment.

                                     Terms

         In consideration of the mutual covenants contained herein and in the Agreement and intending to be legally bound hereby, the Parties agree as follow:

          1. Amendment of Section 1(a). The definition of "Acquiring Person" in Section 1(a) of the Agreement is hereby amended by adding the following at the end thereof:


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               "(D) none of RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor and Apollo Acquisition Company, a Delaware corporation, and a wholly owned subsidiary of Parent ("Sub" and collectively with Guarantor and Parent, "Acquiror") nor any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person solely by reason of the approval, execution, delivery and performance of the Agreement and Plan of Merger, dated as of September 16, 2001, by and among the Company, Guarantor, Parent and Sub (as amended or supplemented from time to time, the "Merger Agreement"), or the Voting Agreement, dated as of September 16, 2001 by and among Parent and certain stockholders of the Company party thereto as of such date and the Willard M. Ware Q-Tip Trust and the Willard M. Ware Residual Trust at such time as they may become parties thereto (the "Voting Agreement") or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 4.03(b) of the Merger Agreement)."

          2. Amendment to Section 1(p). The definition of "Shares Acquisition Date" in Section 1(p) of the Agreement is amended by inserting the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as the result of the public announcement, approval, execution, delivery and performance of the Merger Agreement or the Voting Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 4.03(b) of the Merger Agreement)."

          3. Amendment to Section 1(r). The definition of "Triggering Event" in Section 1(r) of the Agreement is hereby deleted in its entirety and replaced with the following:

               "(r) "Triggering Event" shall mean any Section 11(a)(ii) Event or Section 13 Event, provided that none of the approval, execution, delivery and performance of the Merger Agreement or the Voting Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 4.03(b) of the Merger Agreement) shall be deemed to be a Triggering Event."

          4. Amendment to Section 3(a). Section 3(a) of the Agreement is hereby amended by inserting the following sentence immediately after the last sentence thereof:

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

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by reason of the approval, execution, delivery and performance of the Merger Agreement or the Voting Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 4.03(b) of the Merger Agreement)."

          5. Amendment to Section 11(a)(ii). Section 11(a)(ii) of the Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, none of the approval, execution, delivery and performance of the Merger Agreement or the Voting Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 4.03(b) of the Merger Agreement) shall cause the Rights to be adjusted or become exercisable in accordance with this Section 11(a)(ii)."

          6. Amendment to Section 13. The following Section 13(d) is hereby added after Section (c):

               "(d) Notwithstanding anything contained in this Agreement to the contrary, in no event shall the provisions of this Section 13 apply to the approval, execution, delivery and performance of the Merger Agreement or the Voting Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by Section 4.03(b) of the Merger Agreement)."

          7. Additional Amendment. The following Section 35 is hereby added after Section 34:

               "Section 35. Notwithstanding anything contained in this Agreement to the contrary, this Agreement and the Rights shall terminate and be of no further force and effect immediately prior to the Effective Time (as defined in the Merger Agreement)."

          8. Other Provisions Unaffected. This Amendment shall be deemed to be in full force and effect immediately prior to the execution and delivery of the Merger Agreement and the Voting Agreement. Except as expressly modified herein, all arrangements, agreements, terms, conditions and provisions of the Agreement remain in full force and effect, and this Amendment and the Agreement, as hereby modified, shall constitute one and the same instrument.

          9. Miscellaneous.
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

          a. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          b. Governing Law. This Amendment, the Agreement, each Right and each Right Certificate issued hereunder or thereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          c. Further Assurances. Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Amendment, the Agreement, generally, and the transactions contemplated hereunder and/or thereunder.

          d. Descriptive Headings. Descriptive headings of the several Sections of this Amendment and the Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof or thereof.

          e. Entire Agreement. This Amendment and the Agreement, and all of the provisions hereof and /or thereof, shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and executors, administrators and heirs. This Amendment, together with the Agreement, sets forth the entire agreement and understanding among the Parties as to the subject matter hereof and merges with and supercedes all prior discussions and understandings of any and every nature among them.


          IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the Rights Agreement as the date first set forth above.



Attest:                                   AMERICAN WATER WORKS COMPANY, INC.

By:    /s/ W. Timothy Pohl                By:   /s/ J. James Barr
       ------------------------------        --------------------------------
       Name:  W. Timothy Pohl                Name:  J. James Barr
       Title:  General Counsel               Title:  President and Chief
                and Secretary                            Executive Officer

Attest:                                   FLEET NATIONAL BANK

By:    /s/ Erika Illingworth              By:   /s/ Joshua P. McGinn
       -------------------------------       --------------------------------
       Name:  Erika Illingworth              Name:  Joshua P. McGinn
       Title:  Account Manager               Title:  Senior Account Manager


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